HORIZON ENERGY DEVELOPMENT, INC.
                          INCOME STATEMENT
                             (Unaudited)

                                           Three Months Ended
                                              June 30, 1999
                                           ------------------

Operating Revenues                              $16,088,712
                                                -----------

Operating Expenses:
   Fuel Used in Heat and Electric Generation      9,182,727
   Operation Expense                              5,486,375
   Maintenance Expense                                8,631
   Property, Franchise and Other Taxes              797,398
   Depreciation, Depletion and Amortization       2,554,822
                                                -----------
Total Operating Expenses                         18,029,953
                                                -----------

Operating Income (Loss)                          (1,941,241)
                                                -----------

Other Income                                        716,301
                                                -----------

Interest Charges                                  2,661,219
                                                -----------

Income (Loss) Before Income Taxes                (3,886,159)
                                                -----------

Income Taxes - Current                            1,582,246
             - Deferred                          (2,624,862)
                                                -----------
                                                 (1,042,616)
                                                -----------

Minority Interest in Foreign Subsidiaries           348,199
                                                -----------

Net Income (Loss)                               $(2,495,344)
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